STANDARD COMMERCIAL MULTI-TENANT LEASE

                                BETWEEN

                   APRIA HEALTHCARE, INC., as Tenant

                                  and

                   WATSON LAND COMPANY, as Landlord


SUMMARY INFORMATION (FOR CONVENIENCE ONLY; NOT PART OF THE LEASE)

   Premises Address:     WATSON INDUSTRIAL CENTER SOUTH
                         BUILDING #173
                         909 E. 236TH STREET
                         CARSON, CALIFORNIA

   Dimensions of Premises:    Total Area:           square feet
                                             -------
                              Office Area:          square feet
                                             -------
                              Warehouse Area:       square feet
                                             -------

Target Commencement Date:     May 1, 1996

Target Expiration Date:       April 30, 1996

Options (Describe briefly, Including Deadline for Exercise):

     Renewal:  Two five-Year Terms
               To be exercised six months prior to expiration of term

     Expansion/Right of First Negotiation: Up to 20,000 square feet of contiguous space to be agreed upon by Landlord and Tenant at the end of the fifty-fourth (54th) month of the Lease Term; Right of first negotiation on any available space in the Building after first twelve (12) months of the Lease Term

     Termination:   Two Options to Terminate at end of 60th and 72nd
                    months with six months prior notice and payment of a termination fee

     Payee:  WATSON LAND COMPANY
     Federal Taxpayer ID Number:  951350050



Landlord Contact:

Name/Title:    Anthony J. Manos
Address:       22010 South Wilmington Avenue
               Carson, California  90745
Telephone:     (310) 952-6400
Facsimile:     (310) 522-8788

Tenant Contact:

Name/Title:    Director of Real Estate
Address:       3560 Hyland Avenue
               Costa Mesa, California  92626
Telephone:     (714) 957-2000
Facsimile:     (714) 957-2435





Revised August 7, 1995



                STANDARD COMMERCIAL MULTI-TENANT LEASE

               (Use This Form For Multi-Tenant Property)

                           TABLE OF CONTENTS

1.   BASIC PROVISIONS ("Basic Provisions)                            1
          1.1  Parties                                               1
          1.2  Premises                                              1
          1.3  Terms                                                 1
          1.4  Base Rent                                             1
          1.5  Prepaid Base Rent                                     1
          1.6  Permitted Use                                         1
          1.7  Parking                                               1
          1.8  Real Estate Brokers                                   1
          1.9  Tenant's Pro Rata Share                               1
          1.10 Exhibits And Addenda                                  1

2.   PREMISES                                                        2
          2.1  Letting                                               2
          2.2  Condition                                             2
          2.3  Compliance With Convenants, Restrictions
               And Building Codes                                    2
          2.4  Representations Concerning Premises                   2

3.   TERM                                                            2
          3.1  Term                                                  2
          3.2  Early Possession                                      2
          3.3  Delay In Possession                                   2

4.   RENT                                                            2
          4.1  Base Rent                                             2
          4.2  Additional Rent                                       3

5.   USE                                                             4
          5.1  Use                                                   4
          5.2  Hazardous Substances                                  4
               (a)  Definition                                       4
               (b)  Landlord's Representations
                    And Warranties                                   5
               (c)  Tenant's Use                                     5
               (d)  Survival                                         5
          5.3  Tenant's Compliance With Law                          5
               (a)  Definition; Evidence Of Compliance               5
               (b)  Tenant's Right To Contest                        5
               (c)  Landlord's Responsibility                        5
          5.4  Inspection: Compliance                                5

6.   MAINTENANCE; REPAIRS; ALTERATIONS                               6
          6.1  Tenant's Obligations                                  6
          6.2  Landlord's Obligations                                6
          6.3  Utility Installations; Trade Fixtures;
               Alterations                                           6
               (a)  Definitions; Consent Required                    6
               (b)  Consent                                          6
               (c)  Indemnification                                  6
          6.4  Ownership; Removal; Surrender                         7
               (a)  Ownership                                        7
               (b)  Surrender                                        7

7.   INSURANCE; INDEMNITY                                            7
          7.1  Payment For Insurance                                 7
          7.2  Liability Insurance                                   7
          7.3  Property Insurance--Building And
               Improvements                                          7
               (a)  Building And Improvements                        7
               (b)  Rental Value                                     7
               (c)  Adjacent Premises                                7
          7.4  Tenant's Property Insurance                           7
          7.5  Insurance Policies                                    8
          7.6  Waiver Of Subrogation                                 8
          7.7  Indemnity By Tenant                                   8
          7.8  Indemnity By Landlord                                 8

8.   DAMAGE OR DESTRUCTION                                           8
          8.1  Definitions                                           8
               (a)  "Premises Partial Damage"                        8
               (b)  "Premises Total Destruction"                     8
               (c)  "Insured loss"                                   8
               (d)  "Casualty"                                       8
               (e)  "Replacement Cost"                               8
               (f)  "Hazardous Substance Condition"                  9
          8.2  Partial Damage - Insured Loss                         9
          8.3  Partial Damage - Uninsured Loss                       9
          8.4  Total Destruction                                     9
          8.5  Damage Near End Of Term                               9
          8.6  Abatement Of Rent; Tenant's Remedies                  9
          8.7  Hazardous Substance Conditions                        9
          8.8  Termination - Advance Payments                       10
          8.9  Waive Statutes                                       10

9.   REAL PROPERTY TAXES                                            10
          9.1  Payment Of Taxes                                     10
          9.2  Definition Of "Real Property Taxes"                  10
          9.3  Right To Contest Or Seek Reassessment                10

10.  UTILITIES                                                      10

11.  ASSIGNMENT AND SUBLETTING                                      10
          11.1 Tenant's Right To Assign Or Sublet                   10
          11.2 Tenant's Continuing Obligations;
               Excess Rent                                          11

12.  DEFAULT; BREACH; REMEDIES                                      11
          12.1 Default, Breach                                      11
          12.2 Remedies                                             11
          12.3 Late Charges                                         12
          12.4 Breach By Landlord                                   12

13.  CONDEMNATION                                                   12
          13.1 Permanent Taking                                     12
          13.2 Temporary Taking                                     12

14.  BROKERS' FEE                                                   13
          14.1 Role Of Brokers                                      13
          14.2 Payment Of Commission                                13
          14.3 No Other Brokers                                     13
          14.4 Agency Relationships                                 13

15.  TENANCY STATEMENT                                              13

16.  LANDLORD'S LIABILITY                                           13

17.  SEVERABILITY                                                   13

18.  INTEREST ON PAST-DUE OBLIGATIONS                               13

19.  TIME OF ESSENCE                                                13

20.  RENT DEFINED                                                   13

21.  NO PRIOR OR OTHER AGREEMENTS                                   13

22.  NOTICES                                                        13

23.  WAIVERS                                                        14

24.  RECORDING                                                      14

25.  CUMULATIVE REMEDIES                                            14

26.  BINDING EFFECT; CHOICE OF LAW                                  14

27.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE                     14
          27.1 Subordination                                        14
          27.2 Attornment                                           14
          27.3 Non-Disturbance                                      14
          27.4 Self-Executing                                       14
28.  ATTORNEYS' FEES                                                15

29.  LANDLORD'S ACCESS                                              15

30.  SIGNS                                                          15

31.  TERMINATION; MERGER                                            15

32.  QUIET POSSESSION                                               15

33.  CONSENTS                                                       15

34.  PERFORMANCE UNDER PROTEST                                      15

35.  AUTHORITY                                                      15

36.  CONFLICT                                                       15

37.  OFFER                                                          15

38.  AMENDMENTS                                                     16

39.  WAIVER OF STATUTORY LIEN                                       16

40.  HOLDOVER                                                       16

41.  MULTIPLE PARTIES                                               16








                STANDARD COMMERCIAL MULTI-TENANT LEASE

              (Use This Form For Multi-Tenant Property)

1.   BASIC PROVISIONS ("Basic Provisions").

           1.1 Parties. This Lease ("Lease") dated, for reference purposes only, March 15 , 1996, is made by and between WATSON LAND COMPANY, a California corporation ("Landlord") and APRIA HEALTHCARE, INC., a Delaware corporation ("Tenant"), (collectively the "Parties," or individually a "Party").

            1.2    Premises.   Suite   173   containing  approximately
     (            )  square  feet of net rentable area constructed  as
     office                         space                          and
     (______) square feet of net rentable area constructed as warehouse space (collectively, the "Premises") located in that certain Building (herein so called) commonly known by the street address of 909 E. 236th Street, in the City of Carson, County
     of                       , State of   California             , on
     that certain tract of real property (the "Land") more fully described on Exhibit A hereto. The location of the Building on the Land is shown on the site plan attached hereto as Exhibit A-1, and the location of the Premises within the Building is shown on Exhibit A-2. The right to use and enjoy the Premises hereunder shall include the right to use and enjoy the areas on the Land or in the Building designed for common usage by tenants of the Building (the "Common Area"), including but not limited to sidewalks, entryways, parking areas, elevators, common corridors and restroom facilities, for all reasonable purposes, including but not limited to ingress, egress and loading, subject to such rules and regulations as Landlord may reasonably establish with respect to such usage.

            1.3 Term. Eighty-Four (84) months ("Lease Term") scheduled to commence on May 1, 1996 ("Commencement Date") and end on April 30, 2003 ("Expiration Date"). (See Article 3 for further provisions.)

           1.4   Base Rent.     Dollars ($          ) per month ("Base
Rent"), payable on the first (1st) day of
       each month commencing on the Commencement Date. (See Article 4 for further provisions.)

     [X]If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

          1.5        Intentionally Omitted.

           1.6 Permitted Use. The Premises are to be used by Tenant for general warehouse distribution, general office, pharmacy, infusion and respiratory therapy and purposes related to the delivery of home health care services and other incidental ambulatory care services. It is acknowledged that, as a part of its business, Tenant intends to mix and store pharmaceuticals, store liquid oxygen, cleaning solvents and other flammable materials on the Premises and that Tenant also handles and disposes of medical waste products.

           1.7 Parking. Tenant and its invitees and licensees shall be entitled to the use of Tenant's proportionate share of the parking spaces allotted to the Building, which shall be not less than Two Hundred (200) parking spaces, which spaces shall be so designated by Landlord at the locations shown on Exhibit A-1 and at least fifty percent (50%) of such spaces shall be designated "Priority Areas" (as defined in the Special Provisions Addendum attached hereto). (See Special Provisions Addendum, Article D for further provisions.)

          1.8 Real Estate Brokers. The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
     N/A                                                    represents
      [ ] Landlord exclusively or  [ ]both Landlord and Tenant, and
     Julien J. Studley, Inc.                                represents
     Tenant exclusively.  (See Article 14 for further provisions.)

           1.9 Tenant's Pro Rata Share. "Tenant's Pro Rata Share" shall be calculated by dividing the net rentable area of the Premises by the net rentable area of the Building. The net rentable area of the Building is ___________ square feet. As of the Commencement Date, Tenant's Pro Rata Share is ________________ percent (_____%).

           1.10  Exhibits  And  Addenda.   If  marked,  the  following
     Exhibits and Addenda are attached hereto and incorporated herein by reference as fully as if set forth herein verbatim:

     Exhibits                           Addenda
     --------                           -------
     [X]Exhibit A - The Land            [X]Renewal Option
     [X]Exhibit A-1 - Site Plan         [X]Expansion/Right of
     [X]Exhibit A-2 - The Premises         First Refusal Option
     [X]Exhibit B - Tenancy Statement   [X]Base Rent Adjustment
                                        [X]Construction Addendum
                                        [X]Oxygen Tank Addendum
                                        [X]Special Provisons
                                           Addendum
                                        [X]Satellite Addendum


2.   PREMISES.

           2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Lease Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental or Tenant's Pro Rata Share, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

           2.2 Condition. If Landlord is to construct the Building or make improvements to the Premises prior to the Commencement Date, then Landlord shall deliver the sameLandlord shall construct Landlord's Work and deliver the Premises to Tenant in the condition and subject to the warranties set forth in the Special Provisions Addendum and the Construction Addendum. If no construction is to be performed by Landlord hereunder, then Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date anLandlord warrants to Tenant that the existing foundation, roof and other structural elements of the Building as well as the major components of the plumbing, fire sprinkler system, lighting, heating, ventilation, air conditioning and loading doors, if any, in the Premises, other than those constructed by Tenant, shall have been properly maintained and be in good operating condition on the Commencement Date and such structural elements and major components of the Building and Landlord's Work will remain in good operating condition, exclusive of maintenance and ordinary wear and tear, for at least one (1) year following the Commencement Date. If a non-compliance with said warranty exists or shall occur, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-non-compliance, rectify the same at Landlord's expense.

           2.3 Compliance With Covenants, Restrictions And Applicable Law. Landlord warrants to Tenant that the Premises and the Building comply, as of the Commencement Date, with all applicable covenants or restrictions of record and Applicable Law, excepting any Applicable Law which exists as of the Commencement Date which is not applied retroactively and excepting any ADA compliance obligations for which Tenant is responsible pursuant to the provisions of Paragraph C of the attached Special Provisions Addendum. Subject to the applicable provisions of this Lease, Landlord shall cause the Premises and the Building to be brought into compliance with any subsequently enacted requirements of
     Applicable Law, but Landlord shall not be responsible for bringing the Building or the Premises into compliance with any such requirements which are triggered or imposed as a result of Tenant's particular use of the Premises, or as a result of any alterations or improvements to the Premises by Tenant after completion of the initial Tenant Improvements pursuant to the attached Construction Addendum. If a non-compliance with Landlord's warranty pursuant to this Paragraph 2.3 shall exist or occur, Landlord shall, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord's expense, except as otherwise provided herein. Notwithstanding any provisions of this Lease to the contrary, Landlord shall have no responsibility for, and makes no representations or warranties as to any provisions of Applicable Law or covenants or restrictions of record which apply or relate in any way to the oxygen tank described in the attached Oxygen Tank Addendum.

           2.4 Representations Concerning Premises. Landlord hereby represents that all improvements made to the Premises by Landlord have been performed in a good and workmanlike manner in accordance with the terms of this Lease and in compliance with Applicable Law.

3.   TERM.

          3.1 Term. The scheduled Commencement Date, Expiration Date and Lease Term of this Lease are specified in Section 1.3.

           3.2 Early Possession. Prior to the Commencement Date, Tenant shall have the right to enter upon, and Landlord shall provide access to, the Premises for purposes of installing Tenant's cabling, fixtures, furniture and equipment. Such entry upon the Premises shall not be deemed to constitute the taking of possession or occupancy of the Premises by Tenant. If Tenant totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. However, all other terms of this Lease, including but not limited to the obligations to pay Tenant's Pro Rata Share of Operating Expenses (as defined in Section 4.2) and to maintain the Premises, shall be in effect during such period. Any such early possession shall neither affect nor advance the Expiration Date of the Lease Term. Tenant agrees that throughout the period of its use and occupancy of the Premises prior to the Commencement Date (the "Early Occupancy Period"), Tenant shall conduct its activities on the Premises in such a way so as not to interfere with, disrupt or delay Landlord's work or activities relating to any of the improvement work to be performed by Landlord pursuant to the attached Construction Addendum, and any delay resulting from any such interference, disruption or delay shall be a "Tenant Delay". Landlord shall have no responsibility for any damage, theft, destruction or injury to Tenant or any of Tenant's property as a result of Tenant's presence or activities on, or use of, the Premises during the Early Occupancy Period. Landlord makes no representations as to whether Tenant's occupancy of the Premises during the Early Occupancy Period will be in compliance with applicable building, safety or fire codes, and Tenant shall be responsible for, and assumes the risk of any non-compliance. Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability, claim or action arising out of or relating to Tenant's use or occupancy of the Premises during the Early Occupancy Period.

           3.3 Delay In Possession. If for any reason (other than a delay which is attributable to any act or omission of Tenant, in which event the Commencement Date shall be deemed to occur on the date on which the Commencement Date could have occurred absent such delay by Tenant), Landlord has not substantially completed construction of Landlord's Work by the Landlord's Completion Date, Landlord, except as set forth in the Construction Addendum attached hereto, shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Lease Term. In such case, Tenant shall not, except as specifically provided in Paragraph 3.2, above or as otherwise provided herein or in the Construction Addendum, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until the Commencement Date occurs, as determined pursuant to the provisions of the attached Construction Addendum, and the Commencement Date and the Expiration Date shall be adjusted accordingly. If the Commencement Date falls on a date other than the first day of a calendar month, the partial month during which the Commencement Date occurs shall be added to the Lease Term. After the occurrence of the actual Commencement Date, either Party, upon request by the other, shall execute a memorandum reflecting the actual Commencement Date and Expiration Date.

4.   RENT.

           4.1 Base Rent. Except as herein specifically provided, Tenant shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction except as otherwise provided herein, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent for any partial month at the commencement of the Lease Term shall be based on the rate for the first full calendar month of the Lease Term. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

           4.2 Additional Rent. In addition to the payment of Base Rent, Tenant shall pay to Landlord monthly in advance Tenant's Pro Rata Share, as defined in Section 1.9, of Operating Expenses. As used herein, the term "Operating Expenses" means all expenses, costs and disbursements which Landlord shall reasonably pay or incur in connection with the ownership, operation and maintenance of the Building or the Land, which are customarily charged by landlords to tenants in multi-tenant commercial properties. Such expenses, costs and disbursements shall include the following:

                      (1)   Wages,  salaries  and  fees  of   all
          personnel (exclusive of Landlord's executive personnel) engaged in the operation, maintenance or security of the Building or the Land, including taxes, insurance and benefits relating thereto to the extent that such wages, salaries, fees, and related expenses are reasonably allocable to the Building or the Land and not to other projects developed, operated or owned by Landlord;

                     (2)  All supplies and materials used in  the
          operation and maintenance of the Building or the Land, including, but not limited to, all supplies and materials used in connection with the services described in this Section 4.2.;

                     (3)   Cost of all maintenance, security  and
          service agreements for the Building or the Land and the equipment thereon, including, without limitation, alarm service (if any), janitorial service, trash removal service, window cleaning, elevator maintenance, landscaping, lawn irrigation service, and parking area maintenance;

                     (4)   Cost of all insurance relating to  the
          Building or the Land for which Landlord is responsible hereunder and the deductible amounts under such insurance policies, not to exceed the amount of $12,000 per occurrence, in the event of any loss which is covered by any such insurance policy;

                     (5)   Real  Property Taxes  (as  defined  in
          Section 9.2) attributable to the Building or the Land;

                     (6)  Cost of repairs and general maintenance
          of the Building and the Common Area (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and excluding tenant finish or alterations) and costs of reasonable reserve funds for periodic exterior repainting and asphalt sealing and repair;

                     (7)   All  charges for utilities (including,
          but not limited to, water, sewer, electricity and gas) paid by Landlord for the benefit of the tenants of the Building generally or in connection with the operation of the Common Area;

                     (8)   Accounting costs directly relating  to
          the operation of the Building or the Land; and

                    (9) The management fee which is from time to time in effect and which is due to the manager of the Building provided, however, that to the extent such fee is paid to an affiliate of Landlord, the amount thereof shall be limited to a fee which is comparable to management fees charged by and paid to management companies engaged in the management of buildings similar to the Building in the City where the Premises are located in situations where the management company is not affiliated with the owner of the building and is discharging duties substantially similar in scope and nature to those performed by Landlord's property manager in connection with the Building. Notwithstanding the foregoing, in no event shall Landlord's management fee exceed three-percent (3%) of the total Operating Expenses (including Real Property Taxes).

               Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses:

                               (i)   Repairs or  other  work
               occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of the right of eminent domain, but, in the case of fire, windstorm or other casualty, only to the extent the cost of such repairs or work is covered by insurance;

                                (ii)  Repairs,  other  work,
               costs or charges occasioned by the breach of any covenant, warranty or representation made by Landlord pursuant to this Lease or in connection with this Lease, the Premises, the Building or the Land;

                                (iii)      Attorneys'  fees,
               costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or occupants or prospective tenants or occupants;

                               (iv)  Costs incurred  due  to
               violations by Landlord or its agents of the terms and conditions of any lease, or by another tenant or tenants of the terms and conditions of any lease;

                               (v)  Expenses related to  the
               management and operation of Landlord as an entity which do not relate to the operation, ownership and maintenance of the Building or the Land;

                               (vi) Principal, interest  and
               other costs directly related to financing the Building or the Land, or, if this is a sublease, any ground or other rents paid by Landlord under the primary lease;

                               (vii)     Any costs, fines or
               penalties due to any failure by Landlord to remit timely payments and/or violation by Landlord of any governmental rule or authority;

                                (viii)     Profit  increment
               paid to subsidiaries or affiliates of Landlord for services on or to the Building or the Land, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

                                (ix)  Any  advertising   and
               promotional    expenditures    or     leasing
               commissions;

                               (x)   Costs of above building
               standard services and/or costs of construction and/or refurbishment for the specific benefit of another tenant and not provided to tenants generally; and

                               (xi) Any compensation paid to
               clerks,   attendants  or  other  persons   in
               commercial concessions operated by Landlord or its subsidiaries or affiliates.

                                     (xii)           Capital
               improvements, repairs or alterations unless mandated by changes in Applicable Law occurring after the Commencement Date and then only as amortized over the useful life of the improvement.

                               (xiii)    The utility charges
               associated with the provision of HVAC services outside of normal building hours. Normal building hours are defined as Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m. Tenant shall be charged for after-hours HVAC services provided to the Premises at the rate of $35.00 per hour. In the event that, due to unusual circumstances, Landlord experiences an increase in the rate charged for the provision of electrical services to the Building which is greater than fifty percent (50%) of the rate charged during the previous year, then the component of the $35.00 after-hours HVAC charge which consists of the cost of electricity will be temporarily increased proportionately to accommodate the unusual circumstances.

           Landlord may invoice Tenant monthly for Tenant's Pro Rata Share of Landlord's good faith estimate of Operating Expenses, which amount shall be adjusted from time to time based on anticipated Operating Expenses. Within four (4) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section 4.2. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount due from Tenant under this Section as its Pro Rata Share of Operating Expenses, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount due from Tenant under this Section as its Pro Rata Share of Operating Expenses, the accounting shall be accompanied by an invoice therefor. If this Lease shall commence on a day other than the first (1st) day of a calendar year or terminate on a day other than the last day of a calendar year, the amount payable by Tenant as its Pro Rata Share of Operating Expenses, applicable to the year in which such commencement or termination shall occur shall be prorated on the ratio that the number of days within the Lease Term during the partial calendar year in question bears to three hundred sixty-five (365). Tenant agrees to pay any amounts due under this Section within forty-five (45) days following receipt of the invoice or accounting showing additional rent due. Tenant shall have the right, upon reasonable notice by Tenant to Landlord, to audit Landlord's books and records concerning Operating Expenses. If such audit shall correctly disclose that Tenant has been overcharged for Operating Expenses, all excess amounts shall immediately be refunded to Tenant, and, if Landlord has overcharged Tenant by more than five (5%) during the audited year in question, Landlord shall bear the cost of the audit. In addition, Tenant shall have the right, after written notice to Landlord and at Tenant's sole cost and expense, to contest in good faith any item charged as additional rent hereunder for Tenant's Pro Rata Share of Operating Expenses prior to paying the same, provided that (A) no civil or criminal penalty, violation, fine or levy would be incurred by Landlord as a result of such contest, and (B) no lien or charge would be imposed upon the
     Premises  or  the  Building by reason  of  such  delay.   To  the
     greatest extent reasonably possible and consistent with the prudent management and operation of the Building, Landlord shall exercise its best efforts to obtain services and materials which will be included in Operating Expense at the lowest possible cost.

5.   USE.

          5.1 Use. Tenant shall use and occupy the Premises only for the purposes set forth in Section 1.6, or any other use which is comparable thereto. Landlord hereby agrees to not unreasonably withhold or delay its consent to any written request by Tenant, Tenant's assignees or subtenants, or prospective assignees and subtenants of Tenant, for a modification of said permitted purpose for which the Premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon (including any burden caused by the use of Hazardous Substances), is otherwise permissible pursuant to this Article 5, and in Landlord's reasonable and good faith determination does not negatively impact Landlord's ability to lease the remainder of the Building nor adversely impact other tenants then occupying the Building. If Landlord elects to withhold such consent, Landlord shall, within five (5) business days after receipt by Landlord of a request for consent, give a written notification of same, which notice shall include an explanation of Landlord's reasonable objections to the change in use.

          5.2  Hazardous Substances.

                (a) Definition. As used in this Section, the term "Hazardous Substance" shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, the Land, or in the Building, is either: (i) potentially injurious to the public health, safety or welfare, the environment, the Premises, or the Common Area, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. The term "Hazardous Substance" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof, "Infectious Waste", and "Medical Waste" as defined in the California Health and Safety Code.

                 (b)    Landlord's  Representations  And   Warranties.
     Landlord represents and warrants to Tenant that, as of the date hereof, to Landlord's actual knowledge, (i) the Premises, the Building, the Land and the soil and groundwater on or under the Land are free of Hazardous Substances, and (ii) the Premises, the Building and the Land are in compliance with all Applicable Law (defined in Section 5.3) regulating the handling, transportation, storage, treatment, use and disposition of Hazardous Substances. Landlord shall be responsible for all costs and expenses incurred at any time in complying with all Applicable Law requiring the remediation or removal of Hazardous Substances existing on the Premises, the Building or the Land as of the date hereof, or requiring the remediation or removal of Hazardous Substances which come to be located on the Premises, the Building or the Land after the date hereof for reasons other than the actions or activities of Tenant or those of its employees, agents, contractors or invitees. In furtherance of the foregoing, and without limiting the scope thereof, if it is determined at any time that the Premises contain asbestos or other Hazardous Substances which were present at the time possession of the Premises was delivered to Tenant, then the cost of removal, containment or neutralization of such materials shall be borne by Landlord. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, or expenses of any governmentally ordered remediation or removal of any Hazardous Substances which exist on the Premises, the Building or the Land after the date hereof, except for any Hazardous Substances which come to be located on the Premises as a result of the actions or activities of Tenant or its employees, agents, contractors or invitees. In the event of any breach of Landlord's environmental representation and warranty as provided in this Paragraph 5.2(b) or in the event that Landlord, its employees, agents, contractors or invitees shall cause a Hazardous Substance contamination of the Premises, the Building or the Land, Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, judgments, damages, penalties, fines, costs or expenses (collectively, "Claims") for personal injury or property damage suffered by Tenant or Tenant's employees, agents, contractors or invitees as a result of Landlord's breach of such warranty or cause of such contamination. Notwithstanding the foregoing, Landlord shall not be held accountable for any Claims, which arise from a claim by Tenant's agents, employees, invitees or contractors in connection with Hazardous Substances that is fraudulent, frivolous or otherwise legally insupportable, and Tenant shall indemnify Landlord for Landlord's cost of defending said Claim.

                (c)   Tenant's Use.  Tenant hereby agrees that (i)  no
     activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with Applicable Law relating to Hazardous Substances; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Applicable Law relating to Hazardous Substances;
     (iii)  Tenant will not install any underground tanks of any type;
     (iv) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and
     (v) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Applicable Law relating to Hazardous Substances during or after the Term. Upon request from Landlord, Tenant shall provide Landlord with evidence on an annual basis (or more frequently, if Landlord reasonably believes that a change has occurred in Tenant's Hazardous Substances management practices) that Tenant is complying with all Applicable Law in connection with its use of Hazardous Substances. If available, such evidence shall include any public non-proprietary information as may be included in any copies of Hazardous Materials Management Plans maintained by Tenant as well as a representative list of Hazardous Substances used or stored by Tenant on the Premises. Tenant shall be responsible for all costs incurred in complying with all Applicable Law relating to Hazardous Substances which Tenant or its agents, contractors, or invitees store, use or handle in or upon the Premises at any time during the Lease Term. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) (collectively, "Claims") which arise on or after the date that possession of the Premises is delivered to Tenant, including at any time after the expiration of the Lease Term, from or in connection with Tenant's storage, use or handling of Hazardous Substances on the Premises during the Lease Term provided, however, that in no event shall Tenant be liable for any Claims resulting from routine leakage from vehicles parked on or traveling across the Premises or any portion thereof, nor shall such leakage be deemed a violation of Tenant's obligations hereunder. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 5.2, in which case Tenant shall reimburse Landlord for the cost thereof within ten (10) business days after Landlord's request therefor.

                (d) Survival. The representations, warranties and agreements of the Parties set forth in this Section 5 shall survive the expiration of the Lease Term or the termination of this Lease for any other reason.

          5.3  Tenant's Compliance With Law.

                (a)   Definition; Evidence Of Compliance.   Except  as
     otherwise provided in this Lease, Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," now in effect or subsequently enacted. As used in this Lease the term "Applicable Law" shall include all laws, rules, regulations, ordinances, statutes, codes, directives, covenants, easements and restrictions of record, permits, and the reasonable requirements of any applicable fire insurance underwriter or rating bureau relating in any manner to the Premises. Tenant shall, within forty-five
     (45) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord.

                (b)  Tenant's Right To Contest.  Tenant shall have the
     right, after written notice to Landlord and at Tenant's sole cost and expense, to contest in good faith by appropriate legal proceedings the validity or application of any law, ordinance or other legal requirement and to delay compliance therewith pending the prosecution of such proceedings, provided that (i) no civil or criminal penalty, violation, fine or levy would be incurred by Landlord as a result of such contest, (ii) no lien or charge would be imposed upon the Land or the Building by reason of such delay, and (iii) such legal proceedings are conducted in the manner prescribed by Applicable Law. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any such contest by Tenant. Landlord agrees that it will, at the request of Tenant, execute or join in the execution of any instrument or document necessary in connection with any such contest, at no cost to Landlord.

                (c) Landlord's Responsibility. Except as otherwise provided in this Lease, Landlord shall be responsible for any violations of Applicable Law existing with respect to the Premises as of the Commencement Date or subsequently enacted and Tenant shall have no liability therefor, unless caused by Tenant, its employees or agents, or unless made applicable to the Premises as a result of Tenant's specific use of the Premises. Landlord shall, at its expense, make any necessary repairs or take other action necessary to correct any violation of Applicable Law for which it is responsible and of which notice is delivered to Tenant or Landlord by the appropriate governmental authorities. If, during the Lease Term, any alteration, addition or change to the Premises is required by legal authorities, then the obligation to make the same shall be as set forth in Sections
     6.1 and 6.2 of this Lease.

           5.4 Inspection; Compliance. Landlord shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice of at least one business day, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Law. Landlord may employ experts or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The cost and expense of any such inspections shall be paid by Landlord, unless a Breach of this Lease, a violation of Applicable Law, or a contamination caused by Tenant is found to exist.

6.   MAINTENANCE; REPAIRS; ALTERATIONS.

          6.1 Tenant's Obligations. Except as otherwise specifically provided herein, and subject to any express or implied warranties of construction or condition by Landlord, Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof (except those for which Landlord is responsible under the terms of this Lease) in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities located within and serving the Premises exclusively, such as above the slab plumbing and utility lines, and electrical systems, lighting facilities, fixtures, interior non-load bearing walls, ceilings, floors or floor coverings, windows, doors, and plate glass, reasonable wear and tear excepted.

           6.2 Landlord's Obligations. Landlord shall, at Landlord's sole cost and expense, maintain the foundation, below the slab plumbing fixtures, utility lines located outside the Premises or below the slab, and the structural soundness of the exterior, interior and load bearing, and demising walls of the Building, reasonable wear and tear excepted. However, if any maintenance or repair work for any such items is required as a result of any negligence or willful misconduct of Tenant or any of Tenant's agents, employees, shippers, customers, invitees or contractors, such work shall be at Tenant's sole cost and expense, except to the extent Landlord actually receives insurance reimbursement for such maintenance or repair work. In addition, Landlord shall, as part of Building Operating Expenses, perform or supply all maintenance, repair and other services to which Operating
     Expenses are applicable as and when the same are reasonably necessary, including, but not limited to, landscape maintenance, driveway and parking area maintenance for the Premises and Common Area, roof, downspouts, gutters, exterior lighting maintenance, waste removal, repair and maintenance of paved areas, cleaning supplies, miscellaneous building supplies, external painting for the Building, exterior and interior Common Area maintenance, heating ventilating and air conditioning repair and maintenance, elevator repair and maintenance, within the slab or external plumbing for the Building, insect and pest extermination and security system for the Building (exclusive of the Premises), signs for the complex in which the Premises are located and miscellaneous maintenance.

          6.3  Utility Installations; Trade Fixtures; Alterations.

                (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and non-demising walls in, on or about the Premises. The term "Trade Fixtures" shall mean Tenant's machinery and equipment, including, but not limited to, computer systems, computer equipment, storage facilities, fences, partitions and other similar items, that can be removed without doing material damage to the Building or the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Tenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord as defined in Subsection 6.4(a). Except as provided elsewhere in this Lease, Tenant shall not make any Alterations or Utility Installations in, on, under or about the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may, however, without obtaining Landlord's consent thereto, make nonstructural Alterations or Utility Installations to the interior of the Premises, as long as such alterations and installations are not visible from the outside, and do not involve puncturing, relocating or removing the roof or any existing demising, exterior or load bearing walls.

               (b)  Consent.  Any Alterations or Utility Installations
     that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with proposed plans. All consents given by Landlord shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities, (ii) the furnishing to Landlord of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation prior to commencement of the work thereof, and (iii) compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations made by Tenant during the Lease Term shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs Fifty Thousand Dollars ($50,000) or more upon Tenant's providing
     Landlord with a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such Alteration or Utility Installation.

                (c) Indemnification. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at Tenant's sole cost and expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If in connection with such contest Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half (1 1/2) times the amount of such contested lien, claim or demand (or, if different, the amount required by statute), indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.

          6.4  Ownership; Removal; Surrender.

                    (a)  Ownership.  Subject to Tenant's right to make
     Landlord  the  owner  thereof  as hereinafter  provided  in  this
     Section 6.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but shall be considered a part of the Premises. At the expiration of the Lease Term, Tenant may, at any time and at its option, elect in writing to make Landlord the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations excepting those Tenant Owned Alterations and utility installations which have been designated as "Removable Alterations" pursuant to Paragraph 6.4(b) below. All other Tenant Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, remain the property of and may be removed by Tenant. If the same are not removed within thirty (30) days after expiration of the Lease Term, then they shall nevertheless become the property of
     Landlord and no longer be subject to removal by Tenant. Notwithstanding the foregoing, Landlord shall have the right to require the removal of any of Tenant's Trade Fixtures by providing notice to Tenant no later than thirty (30) days prior to the expiration of the Lease Term.

(b) Exempt Alterations. If Tenant so requests, Landlord shall notify Tenant in writing whether Landlord will require the removal of any Alterations upon the expiration or sooner termination of the Lease Term. Any item for which Landlord so notifies Tenant that Landlord will not require removal is referred to herein as an
     "Exempt  Alteration".   If Landlord has indicated  that  Landlord
     will  require  the  removal  of  any  Alteration,  Landlord   may
     subsequently notify Tenant that Landlord will not require the removal of such Alteration (provided that Landlord shall give such notice, if any, no later than sixty (60) days prior to the expiration of the Lease Term), in which event Tenant shall not
     (unless  it has previously done so) remove such Alteration.   All
     Alterations  shall  be  made  in  workmanlike  manner,  in   full
     compliance   with  all  Applicable  Laws.   Notwithstanding   the
     foregoing, Tenant shall not be required to remove, and shall not remove, any item of the "Improvements" (as defined in the attached Construction Addendum) which is designated by Landlord as an "Exempt Improvement" at such time as Landlord approves the "Final Plans" (as defined in the attached Construction Addendum). The requirements set forth above in this Paragraph 6.4 are
     referred  to  herein as the "Restoration Standards".   If  Tenant
     fails to place the Premises in the condition required pursuant to
     the   Restoration  Standards  upon  the  effective  date  of  the expiration or sooner termination of the Lease, Landlord may perform the necessary work on Tenant's behalf and at Tenant's
     expense               (b)   Removable  Alterations.    The   term
     "Removable Alteration" is used in this Lease to refer to a Tenant Owned Alteration or Utility Installation which Landlord shall
     require   Tenant  to  remove  upon  the  expiration   of   sooner
     termination  of  the  Lease  Term or  any  renewal  or  extension
     thereof.   Landlord shall not designate any portion of Landlord's
     Work or the Improvements to be made by Tenant, consistent with the space plan prepared by Ericson & Associates, dated October
     31, 1995, consisting of Sheet PR-2 (such Landlord's Work and Improvements are further described in the attached Construction Addendum and Oxygen Tank Addendum) as a Removable Alteration other than Tenant's oxygen storage tank or tanks along with
     related   piping,  foundations,  enclosures  and  fixtures,   and
     Tenant's   satellite  communications  equipment   and   satellite
     cabling.   Tenant  shall not make any subsequent  Alterations  or
     Utility Installations to the Premises which cost more than Twenty-Five Thousand Dollars ($25,000) or which impact the Common Areas, exterior, or structural or mechanical components of the Building without the prior written consent of Landlord as provided in Paragraph 6.3 of this Lease. Upon Tenant's submittal of proposed plans for such Alterations or Utility Installations to Landlord, Landlord shall indicate whether Landlord will designate such Alterations or Utility Installations as Removable Alterations.

               (c) Surrender. Tenant shall surrender the Premises by the end of the last day of the Lease Term or any earlier termination date, with all of the improvements and parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, reasonable wear and tear excepted. Tenant shall repair any and all damage resulting from the removal of any Tenant Owned Alterations, Utility Installations or Trade Fixtures and restore the Premises to substantially the same condition as existed as of the Commencement Date. If Tenant fails to place the Premises in the condition required pursuant to this Paragraph 6.4 upon the effective date of the expiration or sooner termination of the Lease, Landlord may perform the necessary work on Tenant's behalf and at Tenant's expense.

7.   INSURANCE; INDEMNITY.

           7.1 Payment For Insurance. Tenant shall pay as a part of Operating Expenses, its Pro Rata Share for all insurance required to be maintained under this Article 7. Notwithstanding the foregoing, Tenant shall pay the full cost of the liability insurance covering the Premises to be obtained by Tenant pursuant to Section 7.2 below. Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. Landlord and Tenant shall cooperate to obtain all coverage's required hereby from insurers who meet the requirements hereof at the most advantageous rates reasonably obtainable.

           7.2 Liability Insurance. Tenant shall obtain and keep in force during the Lease Term a commercial general liability policy of insurance protecting Tenant and Landlord (as an additional insured, but only as respects the negligent acts or omissions of Tenant) against claims for personal injury, death and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises. Landlord shall obtain and keep in force during the Lease Term a commercial general liability policy protecting Landlord and Tenant (as an additional insured) against the same risks with respect to the Common Area. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Three Million Dollars ($3,000,000) per occurrence.

          7.3  Property Insurance--Building And Improvements.

                (a) Building And Improvements. Landlord shall obtain and keep in force during the Lease Term a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Building and the Common Area. The amount of such insurance shall be equal to the full replacement cost thereof, as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage, including coverage for the cost of debris removal and reasonable amounts of coverage for the cost of complying with any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building or other improvements required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain (i) an agreed valuation provision in lieu of any coinsurance clause, (ii) a waiver of subrogation clause, and
     (iii)  an inflation guard protection causing an increase  in  the annual property insurance coverage amounts by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. Notwithstanding the foregoing, Tenant acknowledges that Landlord maintains insurance coverage substantially equivalent to or superior to the coverage described in this Section 7.3(a) under a policy or policies of insurance, the terms of which do not correspond exactly to the terms set forth herein.

               (b) Rental Value. Landlord shall, in addition, obtain and keep in force during the Lease Term a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for twelve (12) months (including all Real Property Taxes, insurance costs, and any scheduled rent increases). Said insurance shall provide that in the event the Lease is terminated by reason of an Insured Loss (as defined below), the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one (1) full year's loss of rental revenues from the date of any such loss.

                (c) Adjacent Premises. Tenant shall pay for an increase in the premiums for the property insurance of the Building if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises (including, without limitations, the presence, use, operation or maintenance of oxygen storage tanks and related piping and fixtures) and Tenant fails to cure same within ten (10) days after Tenant's receipt of notice thereof.

          7.4 Tenant's Property Insurance. Tenant shall, at its sole cost and expense, by separate policy, or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property, Tenant Owned Alterations and Utility Installations in, on, or about the Premises. Such insurance shall be on a full replacement cost basis.

          7.5 Insurance Policies. Insurance required hereunder shall be obtained from companies maintaining at the commencement of the policy term a "General Policyholders Rating" of at least B+ and a financial rating of at least Class V, as set forth in the most current issue of "Best's Insurance Guide." Each Party shall cause to be delivered to the other Party certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. The certificates shall contain a provision that the insurer will endeavor to provide the insured with thirty (30) days prior written notice of cancellation. After its receipt of such notice, the insured, in turn, shall promptly provide the other Party with notice of such cancellation. Each Party (the "Insured Party") shall endeavor to provide the other, at least fifteen (15) days prior to the expiration of such policies, with evidence of renewals or "insurance binders" evidencing renewal of all policies required to be maintained by the Insured Party hereunder, or the other Party, after ten (10) days prior written notice to the Insured Party, may order such insurance and charge the cost thereof to the Insured Party, which amount shall be payable by the Insured Party to the other Party within thirty (30) days after demand.

           7.6 Waiver Of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord ("Waiving Party") each hereby releases and relieves the other and waives its entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under this Article 7, whether or not such loss or damage was caused by the negligence of the other Party. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required or by any deductibles applicable thereto. To the extent either Party's insurance policies presently do not provide for such release and waiver of subrogation, such Party hereby agrees to obtain the necessary consent of its insurance carrier.

          7.7 Indemnity By Tenant. Except for Landlord's misconduct, negligent acts or omissions and/or breach of express warranties and the provisions of this Lease and any matter for which Landlord is to provide indemnification pursuant to Section 7.8 below, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and Landlord's agents from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, reasonable attorneys' and consultant fees, expenses and/or liabilities arising out of or involving the occupancy of the Premises by Tenant, the conduct of Tenant's business in or from the Premises, any act, omission or neglect of Tenant, Tenant's agents, contractors, employees or invitees, or out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease (provided that Tenant has received written notice from Landlord identifying such Default or Breach and that Tenant has failed to cure such breach after having a reasonable opportunity to do so). In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense.

          7.8 Indemnity By Landlord. Except for Tenant's misconduct, negligent acts or omissions and/or breach of express warranties and the provisions of this Lease and any matter for which Tenant is to provide indemnification pursuant to Section 7.7 above, Landlord shall indemnify, protect, defend and hold harmless the Premises, Tenant and Tenant's agents from and against any and all claims, damages, costs, liens, judgments, penalties, permits, reasonable attorneys' and consultants' fees, expenses and/or liabilities arising out of or involving the ownership of the Premises by Landlord, the conduct of Landlord's business, any act, omission or neglect of Landlord, Landlord's agents, contractors, employees or invitees, and out of any breach by Landlord in the performance in a timely manner of any obligation on Landlord's part to be performed under this Lease (provided that Landlord has received written notice from Tenant identifying such breach and that Landlord has failed to cure such breach after having a reasonable opportunity to do so). In case any action or proceeding be brought against Tenant by reason of any of the foregoing matters, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense.

8.   DAMAGE OR DESTRUCTION.

          8.1  Definitions.

                (a) "Premises Partial Damage" shall mean damage to or destruction of the Premises, other than Tenant Owned Alterations and Utility Installations, or damage to or destruction of the Building or Common Area which impairs the utility of, access to or parking for the Premises, the repair cost of which damage or destruction is less than fifty percent (50%) of their then Replacement Cost immediately prior to such damage or destruction, excluding from such calculation the value of the Land and Tenant Owned Alterations and Utility Installations.

                (b)  "Premises Total Destruction" shall mean damage to
     or destruction of the Premises, other than Tenant Owned Alterations and Utility Installations, or damage to or destruction of the Building or Common Area which impairs the utility of, access to or parking for the Premises, the repair cost of which damage or destruction is fifty percent (50%) or more of their then Replacement Cost immediately prior to such damage or destruction, excluding from such calculation the value of the Land and Tenant Owned Alterations and Utility Installations.

               (c) "Insured Loss" shall mean damage to or destruction of the Common Area, Building or Premises, other than Tenant Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Subsection 7.3(a), irrespective of any deductible amounts or coverage limits involved.

               (d) "Casualty" shall mean any damage to or destruction of all or any portion of the Building, or the Common Area or the Premises without regard to whether such damage or destruction shall constitute an Insured Loss.
                (e) "Replacement Cost" shall mean the cost to repair or rebuild the Building, or the Common Area or the Premises (without deduction for depreciation) owned by Landlord at the time of the occurrence of the Casualty to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by Applicable Law.

                (f) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance in, on, or under the Premises.

           8.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's sole cost and expense, repair such damage (but not Tenant's Trade Fixtures) as soon as reasonably possible and this Lease shall continue in full force and effect. However, Tenant may, at Tenant's election, repair any such damage or destruction the total cost to repair of which is Ten Thousand Dollars ($10,000) or less, and in such event, Landlord shall make the insurance proceeds available to Tenant on a reasonable basis for that purpose. The Party responsible for making the repairs shall complete them in a good and workmanlike manner and restore the Premises or the portion thereof in question to their condition as they existed immediately prior to the Casualty as soon as reasonably possible, and this Lease shall remain in full force and effect.

          8.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, Landlord may at Landlord's option either: (i) repair such damage as soon as reasonably possible, at Landlord's sole cost and expense, so as to restore the Premises, or the portion thereof in question, to their condition as they existed immediately prior to the occurrence of the Casualty, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant, within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage, of Landlord's desire to terminate this Lease as of the date of the Casualty. Landlord's failure to provide notice of its election to terminate within the time period provided in the preceding sentence shall constitute Landlord's election (and Landlord shall thereafter be required) to keep this Lease in full force and effect and to restore the Premises or the portion thereof in question to their condition as they existed immediately prior to the occurrence of the Casualty. In the event Landlord elects to give notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage at Tenant's sole cost and expense. Tenant shall provide Landlord with the required funds or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date of the Casualty.

          8.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease, at Tenant's option, which option shall be exercisable only by Tenant's delivery of written notice of exercise to Landlord within thirty (30) days after Tenant has knowledge that a Premises Total Destruction has occurred, shall terminate as of the date of the Casualty. Otherwise, the Casualty shall be dealt with in the same manner as is provided above with respect to Premises Partial Damage.

           8.5 Damage Near End Of Term. If at any time during the last three (3) months of the Lease Term a Casualty occurs for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, either party may terminate this Lease by written notice delivered to the other within forty-five
     (45) days after the date of such Casualty, whereupon this Lease shall terminate as of the date of such Casualty provided, however, the Lease shall not so terminate if prior to such Casualty or within thirty (30) days following the date of such Casualty Tenant exercises any renewal option then available to it pursuant to this Lease. In the event that Tenant exercises such renewal option, the Casualty shall be addressed as set forth in Sections 8.2, 8.3 or 8.4, as may be applicable.

          8.6  Abatement Of Rent;  Tenant's Remedies.

                (a) In the event of damage described in Section 8.2 (Partial Damage - Insured Loss) or Section 8.3 (Partial Damage - Uninsured Loss), the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder for the period during which such damage, its repair or the restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired.

                (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article 8 and does not commence, in a substantial and meaningful way, and thereafter diligently pursue the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice to Landlord and such Lenders and such repair or restoration is not commenced within thirty (30) days after such notice is given, this Lease shall terminate as of the date specified in said notice. If Landlord or a Lender commences the repair or restoration of the Premises within thirty (30) days after such notice is given and thereafter diligently pursues such repair or restoration to completion, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

            8.7   Hazardous  Substance  Conditions.   If  a  Hazardous
     Substance Condition occurs, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Landlord's rights under Article 12), Landlord shall either (i) investigate and remediate such Hazardous Substance Condition, if required by applicable governmental authorities having jurisdiction over such matters, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or Five Hundred Thousand Dollars ($500,000), whichever is greater, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition of Landlord's desire to terminate this Lease as of the date sixty
     (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the investigation and remediation of such Hazardous Substance Condition at Tenant's sole cost and expense, except that Tenant shall be reimbursed in an amount equal to twelve (12) times the then monthly Base Rent or Five Hundred Thousand Dollars ($500,000), whichever is greater. Tenant shall provide Landlord with the funds required of Tenant or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination. If a Hazardous Substance Condition occurs for which Tenant is not legally responsible, there shall be abatement of Tenant's obligations under this Lease to the same extent as provided in Subsection 8.6(a).

           8.8 Termination - Advance Payments. Upon termination of this Lease pursuant to this Article 8, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord.

           8.9 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future Applicable Law to the extent inconsistent herewith.

9.   REAL PROPERTY TAXES.

           9.1 Payment Of Taxes. Pursuant to Article 4, Tenant shall pay its Pro Rata Share of the Real Property Taxes, as defined in
     Section 9.2, applicable to the Building and the Land during the Lease Term.

           9.2 Definition Of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general or special, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, franchise, excess profits, succession, capital levy, or estate taxes) (i) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, or (ii) levied against any legal or equitable interest of Landlord in the Premises or in the real property of which the Land and Building are a part, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Land and Building. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Lease Term but shall not include (a) any late penalties or fees, interest or costs of collection unless Tenant shall fail to pay such Real Property Taxes as and when required under Section 9.1, or (b) any increase in or recapture of Real Property Taxes resulting from the sale, transfer or refinancing of the Building and Land, unless resulting from a sale or transfer of more than a fifty percent (50%) equitable interest in Landlord.

           9.3 Right To Contest Or Seek Reassessment. Tenant shall have the right, after written notice to Landlord and at Tenant's sole cost and expense, to contest the validity of any tax or seek a reassessment of the taxable value of the Land and the Building by appropriate legal proceedings conducted in the manner prescribed by Applicable Law. In this regard, Landlord shall, to the extent reasonably requested by Tenant, provide Tenant with such information concerning the Land and the Building as Landlord may have in its possession and, to the extent required by Applicable Law or reasonably requested by Tenant, shall join in any such proceeding at Tenant's expense. Tenant shall not withhold payment of taxes while Tenant is contesting such taxes or seeking reassessment of the taxable value of the Land and the Building.

10.  UTILITIES.

           Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay Tenant's Pro Rata Share of all charges jointly metered with other premises.

11.  ASSIGNMENT AND SUBLETTING.

           11.1 Tenant's Right To Assign Or Sublet. Subject to the provisions of Section 1.6 as to use of the Premises, Tenant may assign this Lease or sublet the Premises in whole or in part, provided that Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed and further provided that such consent may not be withheld unless (i) there is an outstanding uncured Breach by Tenant under this Lease, or (ii) the proposed assignee's use is prohibited by the terms of this Lease or by Applicable Law. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign or sublet the Premises in whole or in part to (i) any affiliate of Tenant, or (ii) any independent contractor performing services for Tenant, provided that the total area occupied by such independent contractor and its operations does not exceed ten percent (10%) of the Premises. For purposes of this Lease, "affiliate" means any person, firm or corporation directly or indirectly controlling, controlled by, or under common control with Tenant including without limitation, (a) any officer or director thereof, (b) any shareholder owning more than ten percent (10%) of the outstanding stock thereof, (c) any parent, subsidiary or related or affiliated corporation thereof,
     (d) any entity created by merger with, reorganization of, or recapitalization of Tenant, and (e) any entity which acquires Tenant or substantially all the assets of Tenant.

           11.2 Tenant's Continuing Obligations; Excess Rent. No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no consent in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's consent in any other case. If for any assignment or sublease requiring the consent of Landlord, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in the case of a sublease of part of the Premises, in excess of the portion of such rent fairly allocable to such part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, and after subtracting any expenses incurred in connection with such assignment or subletting, Tenant shall pay to Landlord as additional rent one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

12.  DEFAULT; BREACH; REMEDIES.

           12.1 Default; Breach. A "Default" is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults. Where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period shall entitle Landlord to pursue the remedies set forth in
     Section 12.2 or 12.3, or both:

                (a) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent or any other monetary payment required to be made by Tenant hereunder as and when due, where any such failure continues for a period of fourteen (14) days following written notice thereof by or on behalf of Landlord to Tenant. Such period of time shall be in lieu of and not in addition to any statutory notice period.

                (b)   The failure by Tenant to comply with the  terms,
     covenants, conditions or provisions of this Lease that are to be observed, complied with or performed by Tenant, other than those described in Subsection 12.1(a) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant provided, however, that if the nature of Tenant's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty-day period and thereafter diligently prosecutes such cure to completion.

                (c)   The  occurrence of any of the following  events:
     (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors, (ii) Tenant's becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within one hundred twenty (120) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within one hundred twenty (120) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within one hundred twenty (120) days provided, however, that in the event that any provision of this Subsection
     12.1 (c) is contrary to any Applicable Law, such provision shall be of no force or effect and shall not affect the validity of the remaining provisions of this Lease.

           12.2 Remedies. In the event of a Breach of this Lease by Tenant, as defined in Section 12.1, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

                (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid Base Rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid Base Rent which would have been earned after termination exceeds the rental value of the Premises for the remainder of the scheduled Lease Term as of the date of termination, and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of recovering possession of the Premises, expenses of reletting and reasonable attorneys' fees. The worth at the time of award of the amount referred to in provision  (ii)  of  the  prior sentence  shall  be  computed  by discounting  such  amount at the discount  rate  of  the  Federal
     Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant's Default or Breach of this Lease shall not waive
     Landlord's right to recover damages under this Section. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages.

                 (b) Continue the Lease and Tenant's right to possession in effect after Tenant's Breach and abandonment and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect Landlord's interest under the Lease shall not constitute a termination of Tenant's right to possession.

               (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located. However, Landlord shall have a duty to mitigate its damages in connection with the pursuit of any such other remedy or the remedies herein provided except in the case where Landlord proceeds with its remedy under California Civil Code Section 1951.4.

               (d) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve either Party from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Lease Term.

           12.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if, during the Lease Term, more than two (2) monthly installment of rent due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, upon written notice to Tenant, Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          12.4 Breach By Landlord. If there occurs any emergency requiring the immediate repair of any item which is the obligation of Landlord pursuant to this Paragraph 12.4, and Landlord fails to commence such repairs within an appropriate time period following notice from Tenant (determined in light of the circumstance then prevailing), Tenant shall have the right to perform or commence to perform such repairs. For the purposes of this Lease, an emergency is defined as a condition which threatens injury to persons or property or materially interferes with Tenant's use of the Premises unless immediate action is taken to correct such condition. So long as Tenant has notified Landlord of Landlord's failure to make required repairs in accordance with the requirements of this Paragraph 12.4, or has used diligent efforts to notify Landlord of any such emergency (determined in light of circumstances then prevailing), and has acted reasonably in undertaking any such repairs, then Landlord shall, subject to the provisions of this Paragraph 12.4, be obligated to reimburse Tenant for the reasonable costs incurred by Tenant in undertaking such repairs within ten (10) days following the receipt of (i) Tenant's invoice for such repairs;
     (ii) appropriate mechanic's lien releases; and (iii) such supporting documentation as may be reasonably requested by
     Landlord. Nothing contained in this Paragraph 12.4 shall be deemed or construed to provide Tenant with any right to offset or deduct any amount so expended by Tenant against Base Rent or any other monetary obligation of Tenant under this Lease; however, Tenant shall have the right to seek recovery of any such amounts pursuant to a Judicial Reference Proceeding conducted in accordance with the provisions of Paragraph 12.5, below.

          12.5 Dispute Resolution. At the election of either Landlord or Tenant, either party shall have the right to have any dispute arising under Paragraph 12.4 above heard by a reference procedure pursuant to the provisions of California Code of Civil Procedure
     Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury. The Parties agree specifically as to the following:

               (a) Within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding and judgment thereon. If the parties are unable to agree upon a referee, either party may seek to have one appointed, pursuant to California Code of Civil Procedure,
     Section 640, by the presiding judge of the Orange County Superior Court. The venue for any judicial reference heard pursuant to this Paragraph 12.5 shall be Orange County.

               (b) The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceeding shall initially be borne equally by the parties. However, the prevailing party in such proceeding shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

               (c) If a reporter is requested by either party, the a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.

               (d) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

               (e) The referee's decision under California Code of Civil Procedure, Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

               (f) The parties agree that any such dispute shall be decided as soon as practicably possible. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee, but in no event shall the date of the hearing be later than one hundred twenty (120) days after the date of the service or demand.

               (g) The referee shall have the power to award damages and all other relief in the event of a violation of any of the provisions of this Lease which are to be resolved pursuant to this Paragraph 12.5.

13.  CONDEMNATION.

           13.1 Permanent Taking. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If (i) more than ten percent (10%) of the floor area of the Premises, (ii) more than twenty-five percent (25%) of the land area not occupied by any building, or (iii) a portion of the Land which materially blocks access to the Premises, materially interferes with Tenant's business operations, or reduces available parking by more than twenty-five percent (25%) is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking and of Tenant's option to terminate hereunder (or in the absence of such notice, within sixty (60) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If this Lease is terminated pursuant to this Article, then all rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make an equitable reimbursement of any amounts paid by Tenant and not yet earned. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and other charges due hereunder shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises or shall be equitably reduced in the event that a portion of the land area not occupied by any building is taken. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for the value of the loss of Tenant's leasehold hereunder, Tenant's relocation expenses and/or loss of Tenant Owned Alterations or Utility Installations or Tenant's personal property or trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, at Landlord's sole cost and expense, repair any damage to the Premises caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority.

           13.2 Temporary Taking. If the whole or any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay Base Rent and other charges due hereunder, except to the extent by which the Base Rent exceeds the amount of the award. In the event of any such temporary taking, Tenant shall be entitled to receive the entire amount of the award made for the taking unless the period of temporary use or occupancy shall extend beyond the expiration of the Lease Term, in which case the award shall be apportioned between Landlord and Tenant as of the date of expiration of the Lease Term. If the temporary taking is for a term in excess of ninety
     (90) days, then the taking shall be treated as a permanent taking and be governed by Section 13.1.

14.  BROKERS' FEE.

          14.1 Role Of Brokers.  The Brokers, if any, named in Section
     1.8 are the procuring causes of this Lease.

           14.2  Payment Of Commission.  Landlord agrees to pay Julien
     J. Studley, Inc. a fee as set forth in a separate written agreement between Landlord and said Broker for brokerage services rendered by said Broker to Landlord in this transaction.

           14.3 No Other Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any, named in Section 1.8) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto.

15.  TENANCY STATEMENT.

           Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in substantially the form attached hereto as Exhibit B.

16.  LANDLORD'S LIABILITY.

           The term "Landlord" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the tenant's interest in the master lease. In the event of a transfer of Landlord's title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused or unearned funds of Tenant, if any, held by Landlord at the time of such transfer or assignment, and the transferee or assignee shall be deemed to have assumed the obligations of Landlord hereunder.

17.  SEVERABILITY.

          The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18.  INTEREST ON PAST-DUE OBLIGATIONS.

           Any monetary payment due to one Party from the other hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of twelve percent (12%) per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Section 12.3.

19.  TIME OF ESSENCE.

           Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

20.  RENT DEFINED.

           All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

21.  NO PRIOR OR OTHER AGREEMENTS.

           This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

22.  NOTICES.

           22.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail with postage prepaid or by overnight courier or mail service that guarantees next-day delivery and provides a receipt, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this
     Article 22. Set forth below is (are) each Party's address(es) for delivery or mailing of notice purposes:

     If to Tenant:

     APRIA HEALTHCARE, INC.
     3560 Hyland Avenue
     Costa Mesa, California  92626
     Attention:  Director, Real Estate

     With a copy to the Premises.

     If to Landlord:

     WATSON LAND COMPANY
     22010 South Wilmington Avenue
     Carson, California  90745

     Either Party may, by written notice to the other, specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

           22.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card or if no delivery date is shown, the postmark thereon. Notice delivered by overnight courier that guarantees next day delivery and provides a receipt shall be deemed given twenty-four (24) hours after delivery of the same to the service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

23.  WAIVERS.

           No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof.

24.  RECORDING.

           Neither this Lease nor a short form of memorandum of this Lease shall be recorded in the office of any county recorder without Landlord's express written consent, which may be granted or withheld by Landlord in its sole and absolute discretion. In the event of any such recordation, the recording party shall be solely responsible for any documentary transfer taxes or other taxes relating to or arising out of any such recordation.

25.  CUMULATIVE REMEDIES.

           No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

26.  BINDING EFFECT; CHOICE OF LAW.

          This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the County in which the Premises are located.

27.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

           27.1 Subordination. Subject to Section 27.3 below, this Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any Lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

           27.2 Attornment. Subject to the non-disturbance provision of Section 27.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device.

            27.3 Non-Disturbance. Tenant's subordination of and obligations under this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender (or if no Lender exists as of the execution of the Lease, then from any future Lender), that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises.

           27.4  Self-Executing.   The agreements  contained  in  this
     Article 27 shall be effective without the execution of any further documents. However, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

28.  ATTORNEYS' FEES.

           If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees awarded shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.


29.  LANDLORD'S ACCESS.

           Landlord shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable notice, for the purpose of performing its obligations hereunder.

30.  SIGNS.

           Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, install such signs as are reasonably required to advertise Tenant's business. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Article 6 (Maintenance; Repairs; Alterations) and the Special Provisions Addendum Article I (Signage).

31.  TERMINATION; MERGER.

          Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises. However, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within fourteen (14) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord's election to have such event constitute the termination of such interest.

32.  QUIET POSSESSION.

           Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Lease Term.

33.  CONSENTS.

           Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord's consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.




34.  PERFORMANCE UNDER PROTEST.

          If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum (with interest from the date paid until the date repaid at the rate provided in Article 18) or so much thereof as it was not legally required to pay under the provisions of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for Base Rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated Base Rent, additional rent or other charge then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to rights to recover the balance of such Base Rent, additional rent, or other charges or pursue any other remedy in this Lease, at law or in equity.

35.  AUTHORITY.

           If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If either Party is a corporation, trust or partnership, such Party shall, within thirty (30) days after request by the other Party, deliver to such Party evidence of such authority.

36.  CONFLICT.

           Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

37.  OFFER.

           Preparation of this Lease by either Party and submission of same to the other Party shall not be deemed an offer to lease. This Lease is not intended to be binding until executed by all Parties hereto.


38.  AMENDMENTS.

           This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.

39.  WAIVER OF STATUTORY LIEN.

           Landlord shall not be entitled to any statutory lien or security interest in any personal property or Tenant Owned Alterations, Utility Installations or Trade Fixtures located on the Premises.

40.  HOLDOVER.

           In the event that Tenant shall hold over at the expiration or other termination of the Lease Term set forth in this Lease, or any renewal term, then this Lease shall continue as a periodic lease with rent payable monthly subject to termination by either Party upon thirty (30) days prior written notice to the other, which notice may be given at any time. Such periodic tenancy shall be subject to all of the terms and conditions of this Lease, including the Base Rent, in effect during the final month of this Lease Term, or applicable renewal term. Upon the expiration or earlier termination of the Lease Term or renewal term, as applicable, Tenant shall be liable for Base Rent during the holdover period in an amount equal to one hundred twenty-five percent (125%) of the Base Rent provided for in this Lease during the last month of the Lease Term or renewal term, as applicable, together with all other additional rent and other charges provided for in the Lease. Tenant acknowledges that the rental value of the Premises in the future is difficult to estimate and that the increased amount of Base Rent set forth in this Section is a reasonable estimate by the Parties of the future rental value of the Premises upon expiration or termination of the Lease Term or renewal term set forth in this Lease.

41.  MULTIPLE PARTIES.

           Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.










      The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at
on
by LANDLORD:

WATSON LAND COMPANY,
a California corporation

By
Name Printed:
Title:

Address:

Telephone Number (   )
Fax Number (   )


Executed at
on
by TENANT:

APRIA HEALTHCARE, INC.,
a Delaware corporation

By
Name Printed:
Title:

Address:

Telephone Number (   )
Fax Number (   )




                              EXHIBIT A

                               THE LAND






                              EXHIBIT A-1

                              SITE PLAN



                              EXHIBIT A-2


                             THE PREMISES




                              EXHIBIT B

                          TENANCY STATEMENT


Tenant:





Landlord:



Premises:                                (       ) square feet of  net
          rentable area of office and warehouse space on the _________ (___) floor of the Building located at
          .

Lease:           Lease   Agreement  dated  __________________________,
          19___, by and between Landlord and Tenant and covering the Premises.

      In order to induce [Lender to make a mortgage loan to Landlord secured by a lien on Landlord's interest in the real property and improvements in which the Premises are situated and an assignment by Landlord to Lender of the Landlord's interest in the captioned Lease] [Purchaser to purchase the Landlord's interest in the real property and improvements in which the Premises are situated, which purchase includes an assignment from Landlord to Purchaser of Landlord's interest in the captioned Lease], the undersigned makes the following statements and agreements with the intention that all parties to whom this instrument is delivered by the undersigned may fully rely thereon:

          1. The undersigned hereby certifies, as true and correct, the following statements:

                     a.    Attached hereto as Exhibit "A" and  made  a
               part hereof for all purposes is a true, correct and complete copy of the Lease (and all exhibits, amendments and addenda thereto) between Landlord and Tenant with respect to the Premises described in the Lease. The Lease [has/has not] been modified or amended in any manner or respect. Such Lease (and all exhibits, amendments and addenda thereto) [constitutes/does not constitute] the entire and complete understanding and agreement between Landlord and Tenant with respect to the Premises covered thereby.

                    b. The Lease [is/is not] presently in full force and effect.

                    c. As of the date hereof, neither Landlord nor Tenant is in default under the terms and conditions of the Lease, except as otherwise provided herein; specifically;


                    d. Tenant [has/has not] prepaid any rent or made a security deposit except as specifically set forth in the Lease.

                      e. There are no offsets, defenses or counterclaims with respect to the payment of rent reserved under the Lease or in the performance of the other terms, covenants and conditions of the Lease on the part of Tenant or Landlord, as the case may be, to be performed, except as otherwise provided herein; specifically:
               .

                     f. Tenant [is/is not] in possession of the Premises, [has/has not] occupied the Premises
               continually since                , 19   , and  [has/has
               not] accepted the Premises. Tenant and Landlord have complied fully and completely with all of their covenants, warranties and other undertakings and obligations under the Lease to this date, with the result that Tenant is fully obligated to pay the Base Rent (as such term is defined in the Lease) and other charges due under the Lease and is fully obligated to perform, and is performing, all of the obligations of Tenant under the Lease, without any right of counterclaim, offset or defense, except as otherwise provided herein; specifically:
                                                                     .

               g.    The Commencement Date (as such term is defined in
               the Lease) is             , 19    , and pursuant to the
               provisions of the Lease, as currently in effect, the primary term of the Lease will expire on , 19 . Subject to and in accordance with the terms and conditions set forth in the Lease, Tenant has the
               option  to  renew  the  Lease  for             (      )
               additional term(s) of            (      ) years each.

                     h. Base Rent (as such term is defined in the Lease) under the Lease has been paid in full through
               , 19       .

                     i. Tenant [has/has not] received notice that Landlord has made any other assignment, pledge or hypothecation of the Lease or the rents due thereunder.

                     j. Tenant [has/has not] assigned, mortgaged, sublet, encumbered or otherwise transferred all or any part of its interest under the Lease.

          2. [FOR LENDER ESTOPPEL] Tenant hereby acknowledges that Landlord's interest in the Lease has been or is to be assigned to Lender pursuant to an [Assignment of Leases and Rents] from Landlord to Lender and agrees that, from and after the date hereof: without the prior written consent of Lender Tenant will not pay the Base Rent or any other sums becoming due under the terms of the Lease more than one (1) month in advance.

          3. As used herein, the terms "Tenant," "Landlord," and "[Lender/Purchaser]" shall mean the persons hereinabove named as such, and their respective heirs, personal representatives, successors and assigns.

          4. The undersigned is duly authorized to execute this instrument on behalf of Tenant or Landlord, as may be applicable.

          5. All terms used but not defined herein shall have the same meaning ascribed to them in the Lease.



          EXECUTED this           day of                   , 19     .




          -----------------------------------------------------------
          a----------------------------------------------------------

          By:
          Name:
          Title: